EXHIBIT 23.2

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the inclusion in the Registration Statement on Form S-8, pertaining to the Cree Research, Inc. Amended and Restated Equity Compensation Plan, of our report dated July 22, 1998, on our audits of the financial statements of Cree Research, Inc. and subsidiaries.

                                          /s/ PricewaterhouseCoopers LLP

Raleigh, North Carolina
December 7, 1999